EXHIBIT 99.1
Connecticut Water Files Application With Connecticut Public Utilities Regulatory Authority (PURA) to Amend Rates

•Application to recover more than $265 million in infrastructure investments made in systems that are not in current rates
•Proposes reduced rate for eligible low-income customers
•Proposes rates to encourage water conservation
•Requested increase would be about 35 cents more per day for bill for typical residential customer
•Subject to extensive review process by PURA with input from the Office of Consumer Counsel, the Attorney General and the public

CLINTON, Conn., January 15, 2021 — The Connecticut Water Company (Connecticut Water), a wholly owned subsidiary of SJW Group (NYSE: SJW), announced the filing today of an application to amend customer rates with the Connecticut Public Utilities Regulatory Authority (PURA).

The application begins a public process conducted by PURA, with the Office of Consumer Counsel (OCC) and the Attorney General’s (AG) office representing customers’ interests in the proceeding. During the rate case, PURA, OCC and the AG will analyze and review the cost of providing water service to customers so rates can be set to reflect reasonable and prudent expenses. Customers and the public will have an opportunity to comment on the application. PURA has 200 days to review the application, and the approved rates will go into effect soon after.

“One of the primary drivers of this request is the more than $265 million of investments in our water system infrastructure that have been made since 2010 to ensure reliable service and safe drinking water for families and communities, which are not included in current water rates,” stated Maureen P. Westbrook, president of Connecticut Water. Ms. Westbrook continued, “After careful consideration by the Connecticut Water leadership team, the application was filed to request recovery of the cost of those investments necessary to continue to effectively serve our customers now and into the future.”

The application also reflects the costs of operating and maintaining the utility, including expenditures on power and treatment additives that have increased since the company’s last general rate case in 2010.

If the request is approved as proposed, annual revenues will increase by about $20.2 million, or 19.9%, over currently approved revenues. The typical residential customer of Connecticut Water uses, on average, 3,780 gallons of water per month and would see a proposed increase of approximately 35 cents per day, or $10.50 per month, above current water bills. PURA will determine through the rate case process the actual level and distribution of any approved rate increase, but it is expected that the amount of the increase will vary based on location or rate division within the company, and customer class — residential, commercial, industrial or municipal.

Ms. Westbrook stated, “We understand that there is never a good time to request a rate increase. However, we believe the value of a reliable supply of safe drinking water is well worth the cost of a little more than a penny per gallon.” Ms. Westbrook added, “The infrastructure investments made over the past decade have made a tangible difference in service to our customers and the vitality of the communities served.” Among the numerous infrastructure investments, the company has invested in backup power systems at all of its critical facilities across the state, so few, if any, customers have lost water service during power outages caused by extreme weather events.

To mitigate the impacts on municipal budgets in communities where Connecticut Water provides public fire protection through fire hydrants on its water systems, the proposed increase in public fire charges is 5% for most municipalities.

Among the other proposals in the rate application are the following:

•Establishing a low-income rate for eligible customers with a 15% discount on water bills.

•Implementing rates to promote water conservation by adding a second, higher cost rate tier when more than 15,000 gallons are used per quarter by residential customers. Customers who would be most affected are those who have irrigation systems and water their lawns extensively.
•Aligning and updating the company’s Rules and Regulations so they are consistent among the company’s different rate divisions.

In addition to the proposed rate for low-income customers, Connecticut Water is proposing to continue its H2O – Help 2 Our Customers assistance program, offering payment plans and financial assistance to eligible customers.

Although not a part of the rate case application, Connecticut Water reminds customers that as required by PURA, it also offers 24-month, no-interest payment plans to any customer for any reason through February 9, 2021, or whenever Governor Lamont lifts the public health emergency (whichever is later). Customers interested in learning more about assistance options should call Connecticut Water at 1-800-286-5700 or visit www.ctwater.com.

Since rates were set in 2010 during the company’s last general rate case, Connecticut Water has returned $14.7 million to customers through temporary rate reductions. The reductions, proposed by Connecticut Water and approved by PURA, were related to changes in federal tax laws and the 2019 combination with SJW Group.

For more information on the rate application, visit www.ctwater.com/ratecase.

About Connecticut Water

Connecticut Water provides water service to nearly 350,000 people in 60 Connecticut communities and wastewater service to 10,000 people in Southbury, Connecticut.

Connecticut Water is owned by SJW Group, a publicly traded company listed on the New York Stock Exchange under the symbol SJW. SJW Group also owns: San Jose Water Company in California; Maine Water Company in Maine; and SJWTX, Inc. (dba Canyon Lake Water Service Company) in Texas. To learn more about Connecticut Water, visit www.ctwater.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "projects," "strategy," or "anticipates," or the negative of those words or other comparable terminology. These forward looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the PURA’s final decision on the application to amend rates and timeliness of such decision, and the effect of water, utility, environmental and other governmental policies and regulations, including actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures and other decisions; (2) changes in demand for water and other services; (3) the impact of the Coronavirus ("COVID-19") pandemic on our business operation and financial results; (4) unanticipated weather conditions and changes in seasonality; (5) climate change and the effects thereof; (6) unexpected costs, charges or expenses; (7) the risk of work stoppages, strikes and other labor-related actions; (8) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences; (9) changes in general economic, political, business and financial market conditions; (10) the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general stock and debt market conditions; and (11) legislative and general market and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those more fully described in SJW Group’s filings with the SEC, including the most recent reports on Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and we undertake no obligation to update or revise any forward-looking statements except as required by law.

###

Contact:
Daniel J. Meaney, APR
Director of Public Affairs and Corporate Communications
Connecticut Water Company
860-664-6016
Daniel.Meaney@ctwater.com